Exhibit 23.1

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                                                         Messineo & Co, CPAs LLC
                                               2451 N McMullen Booth Rd Ste. 309
                                                       Clearwater, FL 33759-1362
                                                               T: (727) 421-6268
                                                               F: (727) 674-0511
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Prospectus, of which this Registration Statement on Form S-1 is a part, of the report dated July 11, 2013 relative to the financial statements of Tenaya Acquisitions Company as of June 30, 2013 and for the period June 20, 2013 (date of inception) through June 30, 2013.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.


/s/ Messineo & Co, CPAs LLC
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Messineo & Co, CPAs LLC
Clearwater, Florida
July 11, 2013